77Q1(g)

Quaker Investment Trust ("Registrant")

Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77Q1(g): Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above.

A copy of the form of Agreement and Plan of Reorganization between the Pennsylvania Avenue Funds on behalf of the Pennsylvania Avenue Event-Driven Fund and Quaker Funds, Inc., is incorporated by reference to Appendix A of the Registration Statement filed on Form N-14 on April 1, 2010.